AMENDMENT TO CONDITIONAL WARRANT

This Amendment to Conditional Warrant (the “Amendment”) is entered into this ___ day of February, 2009, between Organic To Go Food Corporation, a Delaware corporation (the “Company”), and W.Health L.P., a limited partnership organized under the laws of the Bahamas (the “Investor”).

Reference is hereby made to (i) that certain Conditional Warrant number F08-2 dated February 27, 2008 (“Warrant”), issued to the Investor pursuant to that certain Securities Purchase Agreement dated February 19, 2008; and (ii) the Note Purchase Agreement by and between the Company and the Investor dated as of February 11, 2009 (the “Purchase Agreement”).  Capitalized terms used herein but not defined shall have the meanings attributed thereto in the Purchase Agreement.

WHEREAS, as a condition to the Closing under the Purchase Agreement, the Warrant shall be amended, as set forth below.

NOW, THEREFORE, for the promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendment of Warrant

With effect on the Closing under the Purchase Agreement, the Warrant is hereby amended as follows:

(a) The opening paragraph of the Warrant shall be deleted in its entirety and replaced by the following:

Organic To Go Food Corporation, a Delaware corporation (the "Company"), hereby certifies that, for value received, W.Health L.P., a limited partnership organized under the laws of the Bahamas or its registered assigns (the "Holder"), is entitled to purchase from the Company such number of shares of Common Stock, calculated as of the initial Date of Exercise, equal to twenty percent (20%) of the total number of outstanding shares of capital stock of Company on a fully diluted basis, taking into account the issuance of Conditional Warrant Share hereunder, determined in accordance with the treasury stock method under United States Generally Accepted Accounting Principles (each such share, a "Conditional Warrant Share" and all such shares, the "Conditional Warrant Shares"), at any time and from time to time from and after the Original Issue Date and through and including the Expiration Date, and subject to the following terms and conditions.

(b) In Section 1 of the Warrant, the defined term, “Exercise Event”, shall be deleted in its entirety.

(c) In Section 1 of the Warrant, the defined term, “Expiration Date”, shall be deleted and replaced, in its entirety, by the following:

“Expiration Date” means February 27, 2010.

(d)  Section 4 shall be deleted, in its entirety, and replaced by the following:

This Conditional Warrant shall be exercisable by the registered Holder, in whole or in part, at any time and from time to time on or after the Original Issue Date through and including the Expiration Date.  At 6:30 p.m., New York City time on the Expiration Date, the portion of this Conditional Warrant not exercised prior thereto shall be and become void and of no value.  The Company may not call or redeem any portion of this Conditional Warrant without the prior written consent of the affected Holder.

2. Miscellaneous

(a) Entire Agreement and Amendments.  This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Amendment nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the Company and the Investor.  To the extent any term or other provision of any other agreement or instrument by which any party hereto is bound conflicts with this Amendment, this Amendment shall have precedence over such conflicting term or provision.

(b) Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of California, without giving effect to the conflict of law principles thereof.

(c) Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Conditional Warrant to be duly executed by their respective authorized signatories as of the date first indicated above.

ORGANIC TO GO FOOD CORPORATION

By:
Name: Jason Brown
Title: Chairman and Chief Executive Officer

W.HEALTH L.P.

By:
Dr. Gunnar Weikert
Director, Inventages Whealth Management, Inc., as General Partner of W.Health L.P.

By:
Dr. Dr. Wolfgang Reichenberger
Director, Inventages Whealth Management, Inc., as General Partner of W.Health L.P.